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                                                                   EXHIBIT 3.1tt


                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                            FILED 09:00 AM 12/19/2000
                                               001639636 - 3230771





            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                      CROMPTON MANUFACTURING COMPANY, INC.


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

                      CROMPTON MANUFACTURING COMPANY, INC.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article:

     "Article I:  "The name of the corporation is UNIROYAL CHEMICAL COMPANY,
INC."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

The effective time of the amendment herein certified shall be upon filing.


Signed on this 12th day of December, 2000



     /s/ Arthur C. Fullerton
     ------------------------------
     Arthur C. Fullerton, Secretary